Exhibit 10.2

INVESTOR AGREEMENT

BY AND BETWEEN

MORGAN STANLEY

AND

INVESTOR

DATED AS OF OCTOBER 13, 2008

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company	4
Section 2.2	Representations and Warranties of the Investor	5

ARTICLE III
BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

Section 3.1	Board of Directors	5
Section 3.2	Voting	6
Section 3.3	Standstill Restrictions	6
Section 3.4	Standstill Period	8

ARTICLE IV
TRANSFER RESTRICTIONS

Section 4.1	Transfer Restrictions	8

ARTICLE V
PREEMPTIVE RIGHTS

Section 5.1	Preemptive Rights	10
Section 5.2	Notice	10
Section 5.3	Purchase Mechanism	11
Section 5.4	Cooperation	12
Section 5.5	Limitation of Rights	12
Section 5.6	Termination of Preemptive Rights	12

ARTICLE VI
[RESERVED]

Section 6.1	[Reserved]

ARTICLE VII
EFFECTIVENESS AND TERMINATION

Section 7.1	Termination	12

-ii-

     INVESTOR AGREEMENT (this “Agreement”), by and between Morgan Stanley, a Delaware corporation (the “Company”) and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”), dated as of October 13, 2008.

W I T N E S S E T H:

     WHEREAS, the Company and the Investor have entered into a Securities Purchase Agreement, dated September 29, 2008 and amended by the First Amendment to Securities Purchase Agreement, dated as of October 3, 2008, the Second Amendment to Securities Purchase Agreement, dated as of October 8, 2008 and the Third Amendment to Securities Purchase Agreement, dated as of October 13, 2008 (such Securities Purchase Agreement, as so amended and as it may be further amended from time to time, the “Purchase Agreement”), pursuant to which the Investor purchased and acquired from the Company, and the Company issued and sold to the Investor, (i) shares of a newly created series of preferred stock designated the Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share of the Company (the “Series B Preferred Stock”), which is convertible into shares of Common Stock, par value $.01 per share of the Company (the “Common Stock”), and (ii) shares of a newly created series of preferred stock designated the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $.01 per share of the Company (such 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, together with Series B Preferred Stock, “Preferred Stock”).

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.1 Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

     “Affiliate" or "affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person (as used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

     “Agreement” shall have the meaning assigned in the preamble hereto.

     “Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and “Beneficial Ownership” shall have the corresponding meaning.

     “Board” shall mean the Board of Directors the Company.

     “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday in New York City, or any other day on which commercial banks in New York City are authorized or required by law or government decree to close.

     “Closing” shall have the meaning assigned in the Purchase Agreement.

     “Closing Date” shall have the meaning assigned in the Purchase Agreement.

     “Common Stock” shall have the meaning assigned in the recitals hereto.

     “Company” shall have the meaning assigned in the preamble hereto.

     “Company Proprietary Information” shall have the meaning set forth in Section 8.1.

     “Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled (as defined in the definition of “Affiliate”) by the specified Person.

     “Covered Securities” shall mean Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.

     “Designated Securities” shall have the meaning assigned in Section 5.2(a).

     “Director” shall mean any member of the Board.

     “Economic Interest Percentage” of the Investor in the Company shall mean, calculated at any particular point in time, the ratio, expressed as a percentage, of (x) the aggregate number of shares of Common Stock Beneficially Owned by the Investor at the relevant time (for purposes of this definition, treating the Series B Preferred Stock as fully converted into the underlying Common Stock) to (y) the total number of shares of Common Stock outstanding at the relevant time, on a Fully Diluted Basis.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

     “Excluded Securities” shall mean any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan whereby stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, (ii) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, (iii) issued with reference to the common stock of a subsidiary (e.g., a carve-out transaction), (iv) issued in connection with a dividend investment or stockholder purchase plan or (v) issued upon the conversion, exchange or exercise of any security or right or purchase obligation outstanding as of the date hereof in accordance with its terms as such terms exist as of the date hereof.

     “Fully Diluted Basis” shall mean based on the total number of shares of the relevant class of stock or type of equity interest that would be outstanding on the relevant date assuming the exercise of all options, warrants and other rights or obligations (including purchase contracts) to acquire such relevant class of stock or type of equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof) and the conversion or exchange of all securities convertible into or exchangeable for stock or equity interest (without regard to exercisability, vesting or similar provisions and restrictions thereof).

     “Governmental Entity” shall have the meaning assigned in the Purchase Agreement.

     “Hedge” shall mean, in respect of the Common Stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

     “Investor” shall have the meaning assigned in the preamble hereto.

     “Investor Director” shall have the meaning assigned in Section 3.1(a).

     “Investor Nominee” shall have the meaning assigned in Section 3.1(a).

     “Investor Percentage Interest” shall mean, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by the Investor (treating the convertible securities of the Company that are Beneficially Owned by the Investor or its Affiliates as fully converted into the underlying Common Stock) divided by (ii) the total number of outstanding Shares of Common Stock after giving effect to the issuance to the Investor of all shares described in clause (i).

     “Investor Proprietary Information” shall have the meaning set forth in Section 8.2.

     “Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the Closing Date, the Investor’s Economic Interest Percentage is less than 10%.

     “Nominee Disclosure Information” shall have the meaning assigned in Section 3.1(b).

     “Notice Date” shall have the meaning assigned in Section 3.1(a).

     “Observer” shall have the meaning assigned in Section 3.1(d).

     “Person” shall mean a legal person, including any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, limited liability company or unincorporated association or any other entity or organization, including a government or any agency or political subdivision thereof, or any other entity of whatever nature.

     “Preferred Stock” shall have the meaning assigned in the recitals hereto.

     “Private Placement” shall have the meaning set forth in Section 5.2(b).

     “Process Agent” shall have the meaning set forth in Section 9.12.

     “Purchase Agreement” shall have the meaning assigned in the recitals hereto.

     “Qualified Offering” shall mean a public or nonpublic offering of Covered Securities for cash, and, for the avoidance of doubt, shall include all Covered Securities issued in respect of such offering pursuant to the exercise of preemptive rights.

     “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of October 13, 2008, executed and delivered between the Company and the Investor concurrently with the execution and delivery of this Agreement.

     “Related Agreements” shall mean the Purchase Agreement and Registration Rights Agreement.

     “SEC” shall mean the U.S. Securities and Exchange Commission.

     “Securities” means shares of Common Stock and Preferred Stock.

     “Securities Act” shall mean the U.S. Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

     “Subsidiary” means, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. A Subsidiary that is directly or indirectly wholly owned by another Person except for directors’ qualifying shares shall be deemed wholly owned for the purposes of this Agreement.

     ARTICLE II
REPRESENTATIONS AND WARRANTIES

     Section 2.1   Representations and Warranties of the Company. The Company represents and warrants to the Investor as of the date hereof as follows:

     (a)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (b)   This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company.

     (c)   This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by the Investor, is a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

     Section 2.2   Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date hereof as follows:

     (a)   The Investor has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (b)   This Agreement and all transactions and obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Investor.

     (c)   This Agreement has been duly executed and delivered by the Investor and, assuming due authorization and valid execution and delivery by the Company, is a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

ARTICLE III
BOARD REPRESENTATION AND VOTING; STANDSTILL PROVISIONS

     Section 3.1   Board of Directors. (a) Until an Investor Rights Termination Event, the Company shall take all lawful action to cause one of the Investor’s senior officers or directors designees to be a member of the Board. At the later of the Closing or the tenth Business Day following the Notice Date, (i) the number of directors on the Board shall be increased by one and (ii) the Board will elect to the Board a senior officer or director of the Investor to be designated by the Investor in writing to the Company (the “Investor Nominee”) who satisfies any applicable regulatory requirements applicable to directors or director nominees to the Board (the date of the receipt of such writing relating to such reasonably acceptable Investor Nominee, the “Notice Date”, and such Investor Nominee elected to the Board, the “Investor Director”). For purposes of this Section 3.1, Investor shall mean Mitsubishi UFJ Financial Group, Inc., notwithstanding any Transfer to a Controlled Affiliate.

     (b)   Until an Investor Rights Termination Event, at any annual or special meeting of shareholders of the Company at which Directors are to be elected (and at which the seat held by the Investor Director is subject to election), the Company shall, provided the Investor shall have complied with the immediately succeeding sentence of this paragraph (b), renominate the Investor Director, or nominate another Investor Nominee designated by the Investor in writing to be elected to the Board, and shall use its best efforts to cause such person to be elected to such position. The Investor shall notify the Company of its proposed nominee to the Board, in writing, no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the bylaws of the Company, together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules (the “Nominee Disclosure Information”); provided that in the event the Investor fails to provide any such notice, the Investor Nominee shall be the person then serving as the Investor Director as long as the Investor provides the Nominee Disclosure Information to the Company promptly upon request by the Company.

     (c)   In the event of the death, disability, resignation or removal of the Investor Director, the Board will promptly elect to the Board an Investor Nominee to fill the resulting vacancy, which such individual shall then be deemed an Investor Director for all purposes hereunder.

     (d)   Until an Investor Rights Termination Event, the Company shall permit one senior officer or director of the Investor designated by the Investor in writing to the Company (the “Observer”) to attend each physical and telephonic meeting of the Board as an observer, and shall cause the Observer to be furnished with all information generally provided to the Board. Notwithstanding the foregoing, the Observer shall not participate in any meeting or receive any materials (1) if the Investor Director has recused himself or herself because he or she is reasonably likely to have a conflict of interest with respect to the subject matter of the meeting or any portion of the meeting or (2) to the extent but only to the extent that the Observer’s attendance or receipt of such materials is, in the opinion of the Company’s counsel, reasonably likely to adversely affect the existence of legal privilege. Such Observer shall not be entitled to vote at any Board meeting or receive any compensation or reimbursement of expenses from the Company for services as an observer, and shall not participate in executive sessions of the Board. In the event of the death, disability, resignation or removal of the Observer, the Investor will promptly designate another senior officer or director of the Investor to serve as the Observer.

     (e)   All obligations of the Company pursuant to this Section 3.1 shall terminate, and the Investor shall cause the Investor Director to resign from the Board, immediately upon the occurrence of an Investor Rights Termination Event.

     Section 3.2   Voting. The Investor agrees to cause each share of Common Stock Beneficially Owned by it that is entitled to vote in any election for Directors to be present in person or represented by proxy at all meetings of stockholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings. The provisions of this Section 3.2 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1 or following the occurrence of an Investor Rights Termination Event.

     Section 3.3   Standstill Restrictions. During the Standstill Period (as defined in Section 3.4), the Investor shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company:

(i)   acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, Beneficial Ownership of any voting securities or assets of the Company or its Subsidiaries, except (A) the acquisition of securities or assets by the Investor or any of its wholly owned Subsidiaries from the Investor or any such Subsidiary, (B) Beneficial Ownership resulting from the acquisition of interests in any unrelated Person that has Beneficial Ownership of shares of Common Stock, provided, in the case of this clause (B) that (1) the acquisition of Beneficial Ownership of Common Stock was not the primary purpose of the acquisition of interests in such unrelated Person, (2) the Investor or the relevant Affiliate divests, or causes the unrelated Person to divest, any such shares of Common Stock reasonably promptly in a commercially reasonable manner, and (3) any such shares of Common Stock shall not be counted in any calculation of the Investor’s Economic Interest Percentage, (C) pursuant to the exercise of Preemptive Rights pursuant to Article V, or, prior to the time Investor first takes an action described in Section 5.6(ii), purchases of Common Stock in the open market that do not result in Investor’s Economic Interest Percentage being greater than 20%, or (D) on behalf of customers in the ordinary course of their respective financial services businesses;

(ii) deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any shares of Common Stock;

(iii) publicly propose to enter into, directly or indirectly, any merger or other business combination or similar transaction with, or change in control transaction involving, the Company or its Subsidiaries;

(iv) make, or in any way join in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any securities of the Company or its Subsidiaries;

(v) call, or seek to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company;

(vi) seek a release of the restrictions contained in this Section 3.3, in any manner that would require public disclosure thereof;

(vii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that, with respect to any securities of the Company or its Subsidiaries, would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a Statement on Schedule 13D with the SEC as a “person” (within the meaning of Section 13(d)(3) of the Exchange Act); or

(viii) publicly disclose any plan or proposal with respect to the foregoing.

The provisions of this Section 3.3 shall not apply at any time that the Company is not in compliance with its obligations under Section 3.1.

     Section 3.4   Standstill Period. “Standstill Period” shall mean the period from the date hereof until the earlier of (i) the fifth anniversary of the Closing Date, and (ii) the occurrence of an Investor Rights Termination Event. In addition the Standstill Period shall be suspended, and the restrictions of Section 3.3 shall not apply, upon the failure of any Investor Nominee to be elected to the Board within 60 calendar days following any annual or special meeting of shareholders of the Company at which an Investor Nominee stood for election but was nevertheless not elected, provided that the Standstill Period shall resume and the restrictions of Section 3.3 shall apply, from and after the date that such Investor Nominee (or an alternate designated by the Investor) is elected or appointed to the Board.

ARTICLE IV
TRANSFER RESTRICTIONS

     Section 4.1   Transfer Restrictions. (a) The Investor shall not offer, sell, pledge or otherwise transfer (“Transfer”) any of the Securities or Hedge its direct or indirect exposure to the Common Stock (including the Common Stock issuable upon conversion of the Series B Preferred Stock) prior to the first anniversary of the Closing Date; provided that, notwithstanding the foregoing, following (i) a notice of a Make-Whole Acquisition pursuant to Section 10(c)(iii) of the Certificate of Designations for the Series B Preferred Stock or (ii) a notice of a Fundamental Change pursuant to Section 10(g)(iii) of the Certificate of Designations for the Series B Preferred Stock, the Investor may Transfer any of the Series B Preferred Stock. On or after the first anniversary of the Closing Date until the third anniversary of the Closing Date, the Investor shall not, within any period of three months, offer, sell, pledge or otherwise transfer Securities or Hedge its direct or indirect exposure to Common Stock (including the Common Stock issuable upon conversion of the Series B Preferred Stock), in one transaction or a series of transactions involving Securities, having an aggregate value exceeding $2.5 billion, in each case, other than (i) to a Controlled Affiliate that agrees to be bound by the provisions of this Agreement as if it were the Investor hereunder, (ii) as may be required by order or decree of any Governmental Entity having jurisdiction over the Investor or in the reasonable discretion of the Investor to comply with any applicable statute, rule or regulation, or (iii) following a notice of a Make-Whole Acquisition pursuant to Section 10(c)(iii) of the Certificate of Designations for the Series B Preferred Stock or a notice of a Fundamental Change pursuant to Section 10(g)(iii) of the Certificate of Designations for the Series B Preferred Stock. In the event that prior to the third anniversary of the Closing Date, any Person who was a transferee pursuant to clause (i) of the preceding sentence ceases to be a Controlled Affiliate of Investor, then any prior Transfer to such Person pursuant to clause (i) shall become null and void and ownership and title to any such securities so Transferred shall revert to Investor. The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 4.1.

     (b)   At any time during which Investor is permitted to Transfer any Securities Investor shall not, without prior approval of the Board, knowingly Transfer such Securities to any one Person (or group of related Persons) if such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% the then-outstanding shares of Common Stock. The foregoing shall not apply to Transfers (i) consisting only of block trades executed at prevailing market prices obtainable at the time of such transfer through brokers in transactions on the NYSE, provided that the transferor does not know or have reason to believe that such Transfer would result in such Person (or group of related Persons) Beneficially Owning in excess of 5% of the then-outstanding shares of Common Stock, or (ii) effected through widely distributed public offerings.

     (c)   The Investor’s rights under this Agreement will not be transferable to any transferee of any shares of Common Stock or Preferred Stock, other than a transferee that is and remains a wholly owned Subsidiary of the Investor (and has entered into an agreement with the Company as set forth in Section 4.1(a)).

     (d)   Any certificates for Securities issued pursuant to the Purchase Agreement or issued upon conversion of Securities or issued in respect of any transfer of Securities shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement; provided, that the holder of any certificate(s) bearing any such legend (or any uncertificated shares subject to such notations or arrangements) shall be entitled to receive from the Company new certificates for a like number of Securities not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder and upon (x) such time as such restriction is no longer applicable, and (y) delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

     (e)   Nothing in this Section 4.1 (other than Section 4.1(b)) shall restrict Investor from Transferring, and the Investor is hereby permitted to Transfer, any Securities in order to reduce the number of Securities owned by it below 24% of “a class of voting stock” of the Company, as calculated for purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”). If at any time the Company reduces the number of shares of its Common Stock outstanding, it shall use reasonable best efforts to notify the Investor promptly if the Investor would own a number of Securities exceeding 24% of “a class of voting stock” of the Company, as calculated for purposes of the BHCA. For purposes of such calculation, the Company shall be permitted to rely on the number of shares of Common Stock reported as Beneficially Owned by the Investor in its most recent Schedule 13D filing with the U.S. Securities and Exchange Commission.

     (f)   If at any time the number of shares of Common Stock owned by the Investor and its Affiliates exceeds the Ownership Limit (as such term is defined in the Certificate of Designations governing the Series B Preferred Stock ) as a result of any repurchase of Common Stock by the Company or any other action or transaction undertaken by the Company, then notwithstanding any contrary provision of this Section 4.1 (other than Section 4.1(b)), the Investor shall be permitted to Transfer shares of Common Stock in order to reduce the number of shares of Common Stock owned by it to a number that is less than the Ownership Limit, but 99% or more of the Ownership Limit.

ARTICLE V
PREEMPTIVE RIGHTS

     Section 5.1   Preemptive Rights. (a) If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its then-current Investor Percentage Interest, but only to the extent that its Economic Interest Percentage does not as a consequence exceed 20%. This Section 5.1 shall not apply to any Qualified Offering the gross proceeds of which, together with the aggregate gross proceeds of any other Qualified Offering of Covered Securities after the date hereof, do not exceed $500,000,000.

     Section 5.2   Notice. (a) In the event the Company intends to make a Qualified Offering of Covered Securities that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, the Company shall give the Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 24 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of Investor to purchase the Designated Securities so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during such 24-hour period shall constitute a waiver of preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 24 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

     (b)   If the Company proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall give the Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have 48 hours (which shall not include any hours during any day that is not a Business Day) from the date and time of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Designated Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1. Such notice shall constitute a non-binding indication of interest of Investor to purchase the amount of Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond during the 48-hour period (which shall not include any hours during any day that is not a Business Day) referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering. To the extent the Company shall give the Investor notice of any such offer prior to the public announcement thereof, the Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company. The failure of the Investor to agree to such terms within 48 hours (which shall not include any hours during any day that is not a Business Day) after the date and time of receipt of the Company’s notice as described in this clause shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

     Section 5.3   Purchase Mechanism. (a) If the Investor exercises its preemptive purchase rights provided in Section 5.2(a), the Company shall offer the Investor, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Article V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

     (b)   If the Investor exercises its preemptive rights provided in Section 5.2(b), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five business days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

     Section 5.4   Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s preemptive rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities. In the event that within 60 days of the date hereof the Company proposes to offer or sell securities in a single transaction or series of transactions for aggregate proceeds in excess of $500,000,000, the Company shall consult with Investor concerning such transaction or transactions prior to undertaking such transaction.

     Section 5.5   Limitation of Rights. Notwithstanding the above, nothing set forth in this Article V shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.

     Section 5.6   Termination of Preemptive Rights. Anything to the contrary in this Article V notwithstanding, the preemptive right to purchase Covered Securities granted by this Article V shall not be available for any offering that commences at any time after the earlier of (i) the 30-month anniversary of the Closing Date or (ii) the date on which the Investor offers, sells, pledges or otherwise transfers any of the Securities that it acquired on the Closing Date or the Common Stock issued upon conversion of any Securities, or Hedges its exposure to the Common Stock, except as contemplated by clause (i) or (ii) of the second sentence of Section 4.1(a), Section 4.1(e) and Section 4.1(f). The Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 5.6.

ARTICLE VI
[Reserved]

ARTICLE VII
EFFECTIVENESS AND TERMINATION

     Section 7.1   Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investor or (b) at such time as the Investor no longer Beneficially Owns any Securities.

ARTICLE VIII
CONFIDENTIALITY

     Section 8.1   Company Proprietary Information. (a) The Investor hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Company Proprietary Information and to utilize the Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Company Proprietary Information” shall mean any and all confidential information of the Company, including without limitation non-public information relating to the Company’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Company to the Investor Director, the Observer, the Investor (or its Affiliates and representatives) or is learned by the Investor Director or the Observer while acting in his or her capacity as such; provided, however, that “Company Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Investor from a source other than the Company that, to the receiving party’s knowledge, is not prohibited from disclosing such Company Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Company.

     (b)   In the event that the Investor or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Company Proprietary Information, then before substantively responding to any such request or requirement, the Investor will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.1 or other appropriate remedy, or if the Company so directs, the Investor will exercise its own reasonable best efforts to assist the Company in obtaining a protective order or other appropriate remedy at the Company’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Company Proprietary Information is, in the opinion of the Investor’s counsel, required, the Investor may furnish only that portion of the Company Proprietary Information which in the opinion of the Investor’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Investor will cooperate fully with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Company Proprietary Information.

     Section 8.2   Investor Proprietary Information. (a) The Company hereby agrees to, and to cause its employees, representatives and Controlled Affiliates to, and shall instruct its Affiliates that are not Controlled Affiliates to, keep confidential the Investor Proprietary Information and to utilize the Investor Proprietary Information only for purposes related to the purpose for which such information was disclosed. “Investor Proprietary Information” shall mean any and all confidential information of the Investor, including without limitation non-public information relating to the Investor’s finances and results, technology, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that is disclosed by the Investor to the Company (or its Affiliates and representatives) in connection with the Investor’s investment in the Company or the Strategic Alliance as defined in the Purchase Agreement; provided, however, that “Investor Proprietary Information” does not include any information that: (i) is, or subsequently becomes, publicly available without breach of these confidentiality provisions; or (ii) is or becomes known or available to the Company from a source other than the Investor that, to the receiving party’s knowledge, is not prohibited from disclosing such Investor Proprietary Information to the receiving party by a contractual, legal or fiduciary obligation owed by such other third party to the Investor.

     (b)   In the event that the Company or any of its Affiliates or representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any Investor Proprietary Information, then before substantively responding to any such request or requirement, the Company will provide the Investor with prompt written notice of any such request or requirement so that the Investor may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.2 or other appropriate remedy, or if the Investor so directs, the Company will exercise its own reasonable best efforts to assist the Investor in obtaining a protective order or other appropriate remedy at the Investor’s expense. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Investor Proprietary Information is, in the opinion of the Company’s counsel, required, the Company may furnish only that portion of the Investor Proprietary Information which in the opinion of the Company’s counsel is required to be so furnished pursuant to law, regulation or legal process. In any event, the Company will cooperate fully with any action by the Investor to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Investor Proprietary Information.

ARTICLE IX

MISCELLANEOUS

     Section 9.1   Successors and Assigns. Except as and to the extent set forth in Section 4.1(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties. Notwithstanding the foregoing, the Investor may assign any of its rights or obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Investor, but the assignor shall remain liable for the assignee’s nonperformance of any such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 9.1 shall be void.

     Section 9.2   Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the Company and the Investor. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 9.3   Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

     If to the Company:

                 Morgan Stanley
                 Attention: Chief Financial Officer

                 1585 Broadway
                 New York, NY 10036

     with copies to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, NY 10019
                 Attention: Steven A. Rosenblum
                                Mark Gordon
                 Fax: (212) 403-2000

     If to the Investor:

                 Mitsubishi UFJ Financial Group, Inc.
                 Attention: Chief Manager, Corporate Planning Division
                 7-1, Marunouchi 2-chome
                 Chiyoda-ku, Tokyo 100-8388 Japan

     with copies to:

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, NY 10004
                 Attention: Stanley F. Farrar
                                 Donald J. Toumey
                 Fax: (212) 558-3588

     or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

     Section 9.4   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflicts of laws principles thereof that would govern, construe or enforce the Agreement under laws other than the State of Delaware.

     Section 9.5   Submission to Jurisdiction. The Investor irrevocably submits to the non-exclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     Section 9.6   Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

     Section 9.7   Entire Agreement. This Agreement, the Related Agreements and the schedules and exhibits attached to any such documents constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof. This Agreement and the Related Agreements supersede all prior agreements with respect to the subject matter hereof.

     Section 9.8   Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 9.9   Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Section 9.10 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, and (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     Section 9.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

     Section 9.12 Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other Proceedings in connection with this Agreement.

     Section 9.13 No Third Party Beneficiaries. Except for the transferees contemplated by clause (i) of the second sentence of Section 4.1(a), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

MORGAN STANLEY

By:	/s/ John J. Mack
Name: John J. Mack
Title: Chairman and Chief Executive Officer

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ Nobuo Kuroyanagi
Name: Nobuo Kuroyanagi
Title: President & CEO

[Signature Page to Investor Agreement]